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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-42753, 333-42747, 333-00537, 33-60169, 33-69922 and 33-33373 of Datascope
Corp. on Form S-8 of our report dated July 28, 1998 appearing in this Annual Report on Form 10-K of Datascope Corp. for the year ended June 30, 1998.


/s/ Deloitte & Touche LLP
-------------------------

New York, New York
September 28, 1998